Execution Copy

BOARD OBSERVER AGREEMENT

THIS BOARD OBSERVER AGREEMENT, dated as of the 17th of April, 2024 (this “Agreement”), is made by and between FLEXSTEEL INDUSTRIES, INC., a Minnesota corporation (the “Company”), and F. Brooks Bertsch (“Observer”). Company and Observer may each individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, the Company desires to appoint the Observer, and the Observer desires to accept such appointment, to attend, in a non-voting observer capacity, meetings of the board of directors of the Company (the “Board”) and committees thereof, subject to the limitations described herein; and

WHEREAS, in connection with the Observer’s appointment, the Parties hereto have agreed to certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants made herein and the mutual benefits to be derived hereof, the Parties agree as follows:

1.
Appointment of the Observer. Subject to the terms and conditions set forth in this Agreement, the Company hereby invites the Observer to attend, in a non-voting observer capacity, all meetings of the Board and each committee thereof (each, a “meeting”) that take place during the period from and after the date hereof and prior to the termination of this Agreement (the “Term”) for the purposes of permitting Observer to (i) have current information with respect to the affairs of the Company and the actions taken by the Board and each such committee, (ii) provide input and advice with respect thereto and (iii) otherwise use Confidential Information (as defined herein) in any manner that may be used by a director of the Company (the “Approved Purposes”).
2.
Board Observer Rights.
a.
During the Term, Observer shall have the right to attend, participate in and be heard at each meeting, but in no event shall Observer:
i.
be deemed to be a member of the Board or any committee thereof, or an officer, employee or agent of the Company;
ii.
have the right to vote on or consent to any matter under consideration by the Board or any committee thereof; or
iii.
have or be deemed to have, or otherwise be subject to (x) any fiduciary duties of a director or officer to the Company or its stockholders, or any obligations that derive from any such fiduciary duties, or (y) except as expressly set forth in this Agreement, any other obligations to the Company or its stockholders. As a non-voting observer, Observer will also be provided (concurrently with delivery to the directors of the Company and in the same manner delivery is made to them) copies of all notices, consents and finalized minutes, and all other materials or information (financial or otherwise), in each case that are provided or made available to the directors

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with respect to a meeting or any written consent in lieu of meeting (except to the extent Observer has been excluded therefrom in accordance with clause (c) below).
b.
If a meeting is conducted via telephone, videoconference, or some other form of remote communication, Observer may attend such meeting via the same medium; provided, however, that it shall be a material breach of this Agreement by Observer to provide any other person access to such meeting without the Company’s express prior written consent (which consent may be by e-mail).
c.
Notwithstanding the foregoing, the Company may, in the Board’s sole discretion, exclude Observer from access to any material or meeting or portion thereof if:
i.
upon the advice of the Company’s counsel, such exclusion is reasonably necessary to preserve any attorney-client privilege between the Company and the Company’s counsel (unless another privilege, such as the common interest privilege, would apply); provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which the Company believes, upon the advice of the Company’s counsel, is required to preserve such applicable privilege;
ii.
the material or meeting relates to the Company’s or its affiliates’ relationship, contractual or otherwise, with Observer or its affiliates or any actual or potential transactions between or involving the Company or its affiliates and Observer or its affiliates; or
iii.
such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors, legal counsel, and such others as the Board may designate.
d.
The Company shall reimburse Observer for all reasonable out-of-pocket expenses incurred by Observer in connection with attendance at meetings. All reimbursements payable by the Company pursuant to this Section 2(d) shall be paid to Observer in accordance with the Company’s policies and practices with respect to director expense reimbursement then in effect; provided, however, that any such reimbursement shall be paid to Observer no later than comparable reimbursement is paid to the members of the Board.
3.
Confidential Treatment of Company Confidential Information. Observer and the Company agree to enter into and comply with the terms of the confidentiality agreement, in the form attached hereto as Exhibit A (the “Confidentiality Agreement”), the terms of which are hereby incorporated herein by reference and are binding upon Observer and the Company. The Observer may share Confidential Information, as defined in the Confidentiality Agreement, in accordance with the terms thereof, and with any other person to whom the Company agrees in writing; provided that such person executes and delivers to the Company an agreement substantially in the form of the Confidentiality Agreement.

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4.
Compliance with the Company’s Policies. The Observer acknowledges and agrees that, during the Term, the Observer shall be subject to, and shall comply with, the terms of the Company’s Policy Statement on Securities Trading and Communications with Outsiders, dated December 9, 2019, Guidelines for Business Conduct and the Director Document Retention Policy, as those policies are amended from time to time; provided, in each case, that copies of such policies have been delivered in advance to Observer; provided, further, however, that such policies shall only apply to Observer in his individual capacity and not, for the avoidance of doubt, to any other person or entity.
5.
Contingent Appointment and Nomination Rights. During the Term and for a period of six (6) months thereafter, the Board shall not appoint or nominate for election, and the Company shall not enter into any agreement that contemplates the appointment or nomination for election to the Board of a person whose nomination was at the request of a shareholder or shareholders unless the Board simultaneously appoints, or the Company enters into an agreement with Observer that provides for the simultaneous appointment or nomination for election (as applicable) of, Observer or another qualified designee of Observer to the Board.
6.
Observer Acknowledgement of Securities Laws. Observer agrees that the Confidential Information is given in confidence in accordance with the terms of this Agreement, and acknowledges the prohibitions of applicable securities laws, including, without limitation, with respect to insider trading and market manipulation.
7.
Indemnity. The Company shall indemnify, defend, hold harmless, and advance expenses to Observer in connection with any proceeding to which he is made or threatened to be made a party in connection with this Agreement or Observer’s service hereunder, in each case to the maximum extent permissible under applicable law and the Articles of Incorporation and Bylaws of the Company, in each case as though Observer were a director of the Company at all relevant times.
8.
Non-disparagement. Each of Observer and the Company agrees and covenants that it shall not make, publish, or communicate defamatory or disparaging remarks, comments, or statements concerning the Company or the members of the Board, or the Observer, as applicable. Each of Observer and the Company also agrees and covenants that it shall not make, publish, or communicate to any person or entity or in any public forum any maliciously false defamatory, or disparaging remarks, comments, or statements concerning, in the case of the Observer, the Company or its businesses, or any of its employees, officers, or directors and its existing and prospective customers, suppliers, investors, and other associated third parties, and in the case of the Company, the Observer, in each case now or at any time in the future. This Section 7 does not in any way restrict or impede the Observer from exercising protected rights, including the rights under the federal securities laws to report possible securities law violations to the SEC, without notice to the Company to the extent that such rights cannot be waived by agreement. This Section also does not prevent the Observer from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. In addition, this Section 7 shall not prohibit either party from making any disclosure

Execution Copy

required under the federal securities laws, or from making any remark, comment or statement in connection with any legal proceeding or subpoena, or as part of a response to a request for information from any governmental authority with jurisdiction over the Party from whom information is sought.
9.
Public Disclosure. The Company shall promptly file a Form 8-K and issue a press release reporting entry into this Agreement, in each case in the form previously agreed to with Observer.
10.
Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of Iowa (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each Party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts in Dubuque County, State of Iowa for any action, suit or proceeding arising out of or related to this Agreement. Each Party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts in Dubuque County, State of Iowa, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
11.
Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered to a Party three (3) business days after it is deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below, or at such other address of which specified by such Party by notice to the other Party after the date hereof.

To the Company:

Flexsteel Industries, Inc.
385 Bell Street
Dubuque, IA 52001
Attn: Chief Executive Officer

With a copy to, which will not constitute notice:

Lathrop GPM LLP
80 South 8th Street
3100 IDS Center
Minneapolis, MN 55402
Attn: J.C. Anderson

To the Observer:

c/o Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W Madison St
Suite 3900
Chicago, IL 60606

Execution Copy

Attn: Bill Fay
Nicholas H. Callahan

12.
Termination. This Agreement may be terminated by either Party upon five (5) business days’ advance written notice to the other Party.
13.
Survival. The provisions of Sections 1, 2(a), 2(b), 2(c) and 4 shall terminate and be of no further force or effect upon the termination of this Agreement. Sections 2(d), 3, 5, 6, 7, 8, 10, 11 and this Section 13 shall survive any termination or expiration of this Agreement.
14.
Amendments. This Agreement may only be amended pursuant to a written agreement executed by the Observer and the Company.
15.
Interpretation and Construction. Each Party acknowledges that it has had the opportunity to seek advice of counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.
16.
Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
17.
Successors and Assigns. This Agreement shall not be assignable by either of the Parties, unless otherwise agreed upon in a writing signed by both Parties.
18.
Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.
19.
Counterparts. This Agreement may be executed (including by facsimile, PDF, DocuSign or other electronic transmission) in two or more counterparts which together shall constitute a single agreement.
20.
Entire Agreement. This Agreement, together with the Confidentiality Agreement, constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the Parties regarding the subject matter of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

COMPANY

Flexsteel Industries, Inc.

By: : /s/ Jerald K. Dittmer
Name: Jerald K. Dittmer
Its: Chief Executive Officer

OBSERVER

/s/ F. Brooks Bertsch
F. Brooks Bertsch

[Signature Page to Board Observer Agreement]

Exhibit A

CONFIDENTIALITY AGREEMENT

THIS CONFIDENTIALITY AGREEMENT, dated as of the 17th of April, 2024 (this “Agreement”), is made by and between FLEXSTEEL INDUSTRIES, INC., a Minnesota corporation (the “Company”), and F. Brooks Bertsch (“Recipient”). Company and Recipient may each individually be referred to as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to that certain Observer Agreement dated as of the date hereof by and between the Company and Recipient (the “Observer Agreement”), the Company has agreed to appoint the Recipient as an observer who, unless otherwise provided in the Observer Agreement, will be entitled to attend in all meetings of the Board and the committees thereof; and

WHEREAS, the Observer Agreement provides that the Company and Recipient shall enter into this confidentiality agreement.

NOW, THEREFORE, in consideration of the foregoing, Company and Recipient hereby agree as follows:

1.
Treatment of Company Confidential Information.
a.
In consideration of the Company’s disclosure to Recipient of information which is not publicly available concerning the Company for the Approved Purposes (as defined in the Observer Agreement), Recipient agrees that this Agreement will apply to all information, in any form whatsoever, disclosed or made available to Recipient pursuant to the Observer Agreement concerning (i) the Company, (ii) the Company’s affiliates and/or the Approved Purposes, and (iii) third-parties (which information was provided to the Company or its representatives), in each case that is first furnished or made available on or after the date of this Agreement (“Confidential Information”).
b.
“Confidential Information” shall not include, however, (i) information that is or becomes publicly available, other than as a result of disclosure by Recipient or Recipient’s Representatives in violation of this Agreement, (ii) information that Recipient can reasonably demonstrate was or becomes known to, or in the possession of, Recipient or Recipient’s Representatives (as defined below) on a non-confidential basis , and (iii) information that is independently derived by Recipient or Recipient’s Representatives from other information that is not Confidential Information.
i.
For the purposes of this Agreement, “Representative” shall mean (x) as to the Company, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants as well as their respective personnel), and (y) as to Recipient, Recipient’s financial advisors, attorneys and accountants, as well as their respective personnel, and any other person with whom the Company enters into a

Confidentiality Agreement (as defined in the Observer Agreement) pursuant to Section 3 of the Observer Agreement.
c.
Except as otherwise provided herein Recipient agrees:
i.
to hold Confidential Information in strict confidence;
ii.
not to disclose Confidential Information to any third parties, other than (x) those that are both approved in writing by the Company and that execute a form of this Agreement (“Permitted Persons”) and (y) Recipient’s Representatives, and in each case only to the extent reasonably necessary for the Approved Purposes; and
iii.
not to use any Confidential Information for any purpose except for the Approved Purposes.
d.
To the extent any Confidential Information includes material subject to the attorney-client privilege, work-product doctrine or any other applicable privilege, the Parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work-product doctrine or other applicable privilege. All Confidential Information provided by a party that is entitled to protection under the attorney-client privilege, work-product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine. Except as contemplated by the Observer Agreement, nothing in this Agreement obligates any Party to reveal material subject to the attorney-client privilege, work-product doctrine or any other applicable privilege.
2.
Compelled Disclosure. The foregoing restriction in Section 1 on the use and nondisclosure of Confidential Information will not include information which is required to be disclosed pursuant to judicial, regulatory or administrative process or court order, provided, that to the extent permitted by law, rule or regulation and reasonably practicable under the circumstances, Recipient gives the Company prompt notice of such required disclosure so that the Company may challenge the same. In the event that Recipient or any Permitted Person is requested pursuant to, or required by, applicable law or regulation (including, without limitation, any rule, regulation or policy statement of any national securities exchange, market or automated quotation system on which any of the Company’s securities are listed or quoted) or by legal process to disclose any Confidential Information or any other information concerning the Company or Company’s business, Recipient shall provide the Company with (2) business days’ notice in writing of such request or requirement in order to enable the Company (i) to seek an appropriate protective order or other remedy, (ii) to consult with Recipient with respect to the Company taking steps to resist or narrow the scope of such request or legal process, or (iii) to waive compliance, in whole or in part, with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or the Company waives compliance, in whole or in part, with the terms of this Agreement, Recipient must use its best efforts to disclose only that portion of the Confidential Information which is, in the written opinion of the Company’s legal counsel, legally required to be disclosed and to ensure that all Confidential Information that is so disclosed will be accorded confidential treatment. In the event that Recipient has complied fully with the provisions of this Section 2, such disclosure may be made by Recipient without any liability hereunder.
3.
Return of Confidential Information. Following the termination of the rights of Recipient described in Section 1 of the Observer Agreement and upon request of the Company, Recipient will promptly: (i) return to the Company all physical materials containing or consisting of Confidential Information and all hard copies thereof; and (ii) destroy all electronically or otherwise stored Confidential Information in Recipient’s possession or control. Any Confidential Information that is not returned or destroyed, including, without limitation, any oral Confidential Information, and all notes, analyses, compilations, studies or other documents prepared by or for the benefit of Recipient from such information, will remain subject to the confidentiality obligations set forth in this Agreement. However, following the ultimate conclusion of any proceeding, settlement, or final judgement, the Recipient shall destroy all such Confidential Information pursuant to this Section 3.
4.
Disclaimer. All Confidential Information is provided to Recipient “as is” and the Company does not make any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof. The Company will have no liability to Recipient resulting from the reliance on the Confidential Information by Recipient to whom such Confidential Information is disclosed. Recipient acknowledges that neither the Company, nor its Representatives makes any express or implied representation or warranty as to the accuracy, completeness or fitness for a particular purpose thereof, of any information or materials, including, but not limited to, proprietary or Confidential Information, disclosed to or received by Recipient. Nothing in this Agreement shall be construed to require the Company to provide any Confidential Information to Recipient, and the provision of such Confidential Information may be subject to additional terms and conditions not contained within this Agreement.
5.
Company Ownership of Confidential Information. Recipient acknowledges that all of the Confidential Information is owned solely by the Company (or its licensors). Recipient recognizes and agrees that nothing contained in this Agreement shall be construed as granting any property rights, by license or otherwise, to any Confidential Information disclosed pursuant to this Agreement, or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information. Any Confidential Information shall remain the sole and exclusive property of the Company.
6.
Penalties. Recipient acknowledges that the provisions of the Agreement and similar laws, statutes, and ordinances can give rise to both criminal and civil liability for not only the person that acts on inside information but also the person who provides the inside information and that Confidential Information may include inside information.
7.
Securities Compliance. Recipient is aware of the restrictions imposed by the United States securities laws with respect to the purchase or sale of securities of the Company or any other person by any person who has received material, non-public information from the Company or any other source and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information. For the purposes of this paragraph, “material,” is information that the typical investor would likely consider significant when making a decision on whether to buy or sell the security, or if there is a substantial likelihood that the disclosure of the information would significantly alter the total mix of information in the marketplace about the Company or the relevant person and “nonpublic” information is any information that is not reasonably accessible to the investing public.
8.
Remedies. Recipient acknowledges that a breach of this Agreement could result in immediate, extraordinary and irreparable damage to the Company and that, consequently, monetary damages may not be a sufficient remedy. Without prejudice to any other rights and remedies otherwise available to it (including under this Agreement), the Company shall be entitled to seek equitable relief by way of injunction or otherwise if Recipient commits any breach or threatens to breach any of the provisions of this Agreement. Recipient waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, by Recipient of this Agreement does not constitute irreparable harm for which an adequate remedy at law is unavailable.
9.
Waiver. No failure or delay by either Party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
10.
Governing Law: Venue for Disputes. This Agreement shall be governed in all respects by the laws of the State of Iowa (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction). Each Party hereby irrevocably and unconditionally consents to the jurisdiction of the federal and state courts in Dubuque County, State of Iowa for any action, suit or proceeding arising out of or related to this Agreement. Each Party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the federal and state courts in Dubuque County, State of Iowa, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.
11.
Notices. All notices and communications hereunder shall be in writing and shall be deemed to have been given and delivered to a Party three (3) business days after it is deposited in the United States mail, postage prepaid, registered or certified mail, to the applicable address set forth below, or at such other address of which specified by such Party by notice to the other Party after the date hereof.

To the Company:

Flexsteel Industries, Inc.
385 Bell Street
Dubuque, IA 52001
Attn: Chief Executive Officer

With a copy to, which will not constitute notice:

Lathrop GPM LLP
80 South 8th Street
3100 IDS Center
Minneapolis, MN 55402
Attn: J.C. Anderson

To the Recipient:

c/o Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W Madison St
Suite 3900
Chicago, IL 60606
Attn: Bill Fay
Nicholas H. Callahan

12.
Liability. Neither the Company nor its Representatives or affiliates shall have any liability or responsibility hereunder to Recipient, Permitted Persons, or to any other person or entity whatsoever on any basis (including, without limitation, in contract, tort, under federal or state securities laws, or otherwise) resulting from the use of any information or materials disclosed to or received by Recipient by or on behalf of the Company.
13.
Termination. This Agreement shall terminate on the second anniversary of the termination or expiration of the Observer Agreement, provided that for any and all trade secrets of the Company, the obligations under this Agreement shall last for as long as such proprietary or Confidential Information qualifies as a trade secret under applicable federal, state and/or local law.
14.
Amendments. This Agreement may only be amended pursuant to a written agreement executed by the Recipient and the Company.
15.
Interpretation and Construction. Each Party acknowledges that it has had the opportunity to seek advice of counsel of its choice throughout all negotiations that have preceded the execution of this Agreement. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The term “including” shall be deemed to mean “including without limitation” in all instances.
16.
Severability. If at any time subsequent to the date of this Agreement, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
17.
Successors and Assigns. Recipient may not assign this Agreement, by operation of law or otherwise, without the express written consent of the Company. The Company may assign the benefits of this Agreement without Recipient’s consent.
18.
Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and is not enforceable by any other persons.
19.
Counterparts. This Agreement may be executed (including by facsimile, PDF, DocuSign or other electronic transmission) in two or more counterparts which together shall constitute a single agreement.
20.
Entire Agreement. This Agreement constitutes the complete and exclusive statement regarding the subject matter of this Agreement and supersedes all prior agreements, understandings and communications, oral or written, between the Parties regarding the subject matter of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Agreement as of the date first above written.

COMPANY

Flexsteel Industries, Inc.

By: /s/ Jerald K. Dittmer

Name: Jerald K. Dittmer
Its: Chief Executive Officer

RECIPIENT

/s/ F. Brooks Bertsch
F. Brooks Bertsch

[Signature page to Confidentiality Agreement]